Exhibit 4.11

Confidential treatment is requested for portions omitted on pages 3, 4, 14, 15 and 16, filed separately with the Securities and Exchange Commission.

TECHNICAL KNOW-HOW AGREEMENT

This Technical Know-How Agreement (“Agreement”) is made and entered into this 25th day of July, 2001 in Deutschlandsberg, Austria, by and between Matsushita Electronic Components Co., Ltd., Osaka, Japan, acting through its Ceramics Business Unit, LCR Device Company (“MACO”) of the one part, and EPCOS OHG, Deutschlandsberg, Austria, (“EPCOS”) of the other part.

RECITALS:

A.    EPCOS has been receiving from MACO certain technical know-how regarding (i) dielectric materials, (ii) nickel inner-electrode paste, and (iii) copper outer-electrode paste, for use in certain nickel inner-electrode type, ceramic multilayer capacitors in accordance with the Memorandum between MACO and EPCOS dated on July 7,1998, in order to improve certain types of Products manufactured and sold by itself;

B.    EPCOS is desirous of receiving further from MACO certain technical know-how regarding certain manufacturing processes and materials of nickel inner-electrode type, large capacitance ceramic multilayer chip capacitors;

C.    MACO is, upon EPCOS’ strong request, ready to disclose, furnish and license to EPCOS such technical know-how and information in accordance with the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the recitals and the mutual premises contained herein, MACO and EPCOS hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1	The term “Products” means the types of nickel inner-electrode type, large capacitance multilayer ceramic chip capacitors described in Exhibit 1a, to be manufactured by EPCOS based on the Technical Information (to be hereinafter defined) furnished and the license granted by MACO hereunder.

1.2	The term “Processes” means the specific portion of the entire manufacturing processes of Products subject to this Agreement as explicitly listed in Exhibit 1b hereto.

1.3	The term “Materials” means (i) inner-electrode nickel paste (model: lE-1105) and (ii) outer-electrode cupper paste (model: 6111) to be used for the manufacture of the Products.

1.4	The term “Technical Information” means the technical information with respect to the Processes and the Materials, which is available to MACO as of the date of this Agreement and is freely disposable by MACO, as described in Exhibit 2 hereto.

ARTICLE 2

TECHNICAL INFORMATION

2.1	MACO shall disclose to and furnish EPCOS with the Technical Information in accordance with the time schedule attached hereto as Exhibit 3 in such a manner as to be agreed upon between MACO and EPCOS.

2.2	Upon reasonable request and cost bearing by EPCOS, and MACO’s written consent thereto, MACO may, at its sole discretion, (i) accept the engineer(s) of EPCOS, and/or (ii) send its engineer(s) to EPCOS in order to provide EPCOS with technical information, advice or services supplementary to the Technical Information. The technical information thus provided by MACO to EPCOS pursuant to this Section 2.2 shall also be deemed as Technical Information.

ARTICLE 3

LICENSE

3.1	MACO hereby grants to EPCOS a non-exclusive and non-transferable license, with no right to sub-license, to use the Technical Information, advice and/or services furnished by MACO to EPCOS for the manufacture of the Products at its factory in Austria

ARTICLE 4

REMUNERATION

4.1	In consideration of the Technical Information furnished pursuant to Section 2.1 and the license granted pursuant to Section 3.1 hereof, EPCOS shall pay to MACO,*********************************************************** ************************* in four (4) installments in accordance with the following schedule by telegraphic transfer to the following bank account of MACO:

	Due Date:	Amount Payable:
(1)	October 20, 2001:	******************************** *****************

(2)	October 20, 2002:	********************************* *****************

(3)	October 20, 2003:	********************************* *****************

(4)	October 20, 2004:	******************************* *********************************** *****************

	Bank/Branch:	Sumitomo Mitsui Banking Corporation, Osaka Head Office

	Account Number:	#272960

	Account of:	Ceramics Business Unit, LCR Device Company, Matsushita Electronic Components Co., Ltd.

*	Confidential treatment requested, filed separately with the Securities and Exchange Commission.

4.2	The amount of remuneration provided in Section 4,1 above (i.e., *******) is final and conclusive. In any event and for any reason (including, among others, such cases as: (i) EPCOS determines not to use or to stop using the Processes or the Technical Information; or (ii) Use of Processes or the Technical Information in the EPCOS’ manufacturing processes is not so smoothly implemented as expected), except in case MACO does not furnish the Technical Information according to Section 2.1 above or is not entitled to grant the license agreed in Article 3 above, EPCOS shall not be released from a whole or part of its obligation to pay such full total amount of remuneration, subject to deduction of the withholding tax pursuant to Section 4.3 below, in accordance with the payment schedule specified in Section 4.1 above.

4.3	If there is any tax which MACO is required under the applicable law of Austria to pay at the source in Austria with respect to the payment made by EPCOS to MACO hereunder, MACO agrees to pay such tax, and hereby authorizes EPCOS to deduct at the source the exact amount of such tax payable out of the payments due to MACO, which EPCOS shall pay to the lawful tax agency in satisfaction of such tax on behalf of MACO. EPCOS shall, promptly after having paid such tax and obtained the pertinent receipt of such tax issued by the recipient tax agency, furnish MACO with a copy of such receipt, so that MACO can obtain a credit against Japanese income tax for such tax amounts paid by EPCOS in Austria on behalf of MACO. If there is any tax or duty which EPCOS is required under the applicable law of Austria to pay with respect to the payment made by EPCOS to MACO hereunder, EPCOS shall bear and be responsible for the payment of such tax or duty.

ARTICLE 5

GENERAL PROVISIONS

5.1	Secrecy & Unauthorized Use of Technical Information:

A.	EPCOS agrees to treat and keep secret and confidential and not to disclose to any person, except as herein provided or as may otherwise be required by law, any Technical Information, and supplementary advice and services, if

*	Confidential treatment requested, filed separately with the Securities and Exchange Commission.

any, furnished by MACO to EPCOS in connection therewith. EPCOS further agrees not to use any Technical Know-How, Technical Information, advice and services furnished hereunder for any purpose other than that of this Agreement or in any manner not so licensed or authorized in this Agreement. Notwithstanding the foregoing, MACO acknowledges that EPCOS may, upon a prior written notice to MACO and at its own risk and responsibility, use the Technical Know-How, Technical Information, advice and services furnished hereunder for the manufacture of certain types of multilayer varistors and multilayer thermistors to the extent that such items will be manufactured in the same production line as used for the Products. Any use by EPCOS of the Technical Know-How, Technical Information, advice or services furnished by MACO hereunder for any other multiplayer products of EPCOS shall be subject to a prior written consent of MACO.

B.	The obligation of Sections 5.1 A above shall not apply to any information which:

a)	is already in the public domain or becomes available to the public through no breach of this Agreement by EPCOS;

b)	was rightfully in EPCOS’ possession without obligation of confidentiality prior to receipt from MACO as proven by the written records of EPCOS;

c)	has been rightfully received by EPCOS from a third party without a confidentiality obligation;

d)	is hereafter independently developed by the EPCOS as proven by its written records; or

e)	is required to be disclosed by requirement of law, judicial order, or request of governmental agency.

C.

Neither party shall, when disclosing information in facilitating this Agreement, disclose to the other patty any information of a confidential or proprietary nature obtained from any third person, disclosure of which may be prohibited by a confidentiality arrangement between such disclosing party and such third person or otherwise restricted by applicable law. The party who made such unauthorized disclosure shall indemnify the other party for and hold the other party harmless from any losses, liabilities, damages, claims, actions, suits, proceedings, and costs or expenses resulting from, arising out of, or in connection with such unauthorized disclosure.

D.	The provisions of this Section 5.1 shall survive the expiration or termination of this Agreement for three (3) years after the expiration or termination of this Agreement.

5.2	Subcontract:

EPCOS shall not subcontract to a third party a whole or a part of the Processes in which EPCOS shall use the Technical Information, without obtaining a prior written consent of MACO.

5.3	Export Administration:

A.	EPCOS acknowledges that the transactions contemplated herein are subject to an approval from competent authority of the Japanese government, if and to the extent from time to time then required by the Foreign Exchange and Foreign Trade Law of Japan or other relevant laws and regulations. In case that due to regulations of the Japanese Government the transfer of Technical Know How as foreseen in this Agreement is or becomes restricted, the parties will adapt this Agreement in good faith.

B.	In facilitating this Agreement, EPCOS shall strictly comply with the laws and regulations of Austria, relating to, among others, export and import administration and customs.

C.	During and after the term of this Agreement, EPCOS shall not export the Products, directly or indirectly, to any country designated as “countries against which the sanctions should be taken” by certain resolutions of the Security Council of the United Nations regarding the sanctions against certain countries, as long as such resolutions remain valid and effective and refer to the Products.

D.	During and after the term of this Agreement and to the extent forbidden by the relevant laws and regulations, EPCOS shall not sell, use, lease or otherwise dispose of, directly or indirectly, any Products to customers who intend to make use of the product for “Military Purposes” (as herein below defined) nor use or apply the Technical Information for Military Purposes. For the purpose of this Agreement, “Military Purposes” means the design, development, manufacture or use of any weapons, including without limitation nuclear weapons, biological weapons, chemical weapons and missiles.

E.	Upon request of MACO, EPCOS shall provide MACO with any documents (including without limitation, sales contract, sales note and invoice) to the extent necessary to assure the observance and/or implementation by EPCOS of the foregoing provisions.

F.	In the event EPCOS violates the provisions of this Section 5.3, EPCOS shall bear responsibility for any and all damages incurred by MACO because of such violation, and further, notwithstanding the provisions of Section 6.2 hereof, MACO shall have the right to terminate this Agreement forthwith by giving a written notice to EPCOS, without any prejudice to the rights and remedies which MACO may have under this Agreement or at law.

5.4	No Warranty:

A.	The sole obligation of MACO shall be to furnish EPCOS with Technical Information which MACO actually uses for its mass production of the Products in its factory as of the date of this Agreement in accordance with the provisions of Article 2 hereof.

B.	MACO shall not warrant the Processes or Technical Information to fit, be applicable to, or useful for any particular purpose, products, application, production lines, or current or future manufacturing processes (other than the Processes) of EPCOS.

C.

MACO shall have no responsibility with respect to the ability or inability of EPCOS to use such Technical Information, advice or services, if any, or for the Products manufactured by EPCOS hereunder (including, but not limited to, quality guarantee to Its customers, responsibility for product liability, product recall, supply chain management, advertisement and servicing of such Products),

D.	Nothing herein contained shall be construed as the making or giving by MACO of any warranty or representation that any products to be manufactured by EPCOS hereunder shall not infringe any intellectual property rights including patent rights owned or otherwise controlled by any third party. Licenses or permissions, if any, which are necessary to manufacture and to sell, use or otherwise dispose of the Products under any such intellectual property rights owned or controlled by any third party, shall be acquired by EPCOS at its own expense and responsibility.

E.	Nothing herein contained shall be construed as the making or giving by MACO of any warranty or representation that any Products meet current or future standards, legal or otherwise, applicable to the Products, if any.

F.	EPCOS agrees to defend, indemnify MACO for, and hold MACO harmless from any losses, liabilities, damages, claims, actions, suits, proceedings and costs or expenses resulting from, arising out of, or in connection with the use by EPCOS of any license granted, or any Technical Information, advice or services, if any, provided by MACO hereunder and/or EPCOS’ manufacture, sale, use or other disposition of the Products.

5.5	Trademark:

EPCOS agrees not to use, in whole or in part, any trademark or tradename of MACO or its affiliated companies nor use any mark which shall be confusingly similar to or shall resemble such trademark or tradename on or in relation to the Products or with respect to manufacture, sale, use or other disposition thereof (including, but not limited to, relevant printings, advertising and packaging materials), unless otherwise agreed in writing between the parties hereto.

5.6	Entire Agreement and Amendment:

This Agreement contains the entire and only agreement between the parties hereto with respect to the subject matter herein contained, and supersedes and cancels all previous agreements, negotiations, commitments and writings with respect to the subject matter hereof. This Agreement may not be amended, modified, superseded or canceled, nor may any of the terms, provisions or conditions hereof be waived, except by a written instrument duly executed by an authorized officer of each of the parties hereto, No waiver by either party of any condition of this Agreement, in any one instance, shall be deemed to be or construed as a further or continuing waiver of any such condition.

5.7	Assignment:

Neither this Agreement nor any rights and obligations hereunder shall be assignable or otherwise transferable by either party to any other person, firm or corporation. voluntarily or by operation of law, without the prior written consent of the other party, and any assignment or transfer without such consent of the other party shall be null and void.

5.8	Notice:

For the purpose of this Agreement, any notice required or permitted hereunder shall be sufficiently given if:

A.	Delivered personally, in which case it shall be deemed to have been received at the time of delivery; or

B.	Sent by prepaid registered or certified airmail, addressed as follows:

To MACO at:

Matsushita Electronic Components Co., Ltd.
1006 Oaza Kadoma, Kadoma,
Osaka 571-8506. Japan
Attention: Director

                 Ceramic Business Unit,

                 LCR Device Company

Copy to:   General Manager

                 Corporate legal Department

To EPCOS at:	EPCOS OHG A-8530.Deutschlandsberg Austria

Attention: President Ceramic Components in Deutschlandsberg
Copy to: General Manager of Business Unit Ceramic Multilayer Technology

or to such other addresses as may hereafter be furnished in writing by either party hereto to the other and such mail shall be deemed conclusively to have been received on the tenth (10th) business day of the recipient following the date on which it is so mailed.

5.9	Governing Law:

This Agreement, its validity, construction and performance shall be subject to the substantive laws of the Federal Republic of Germany, without regard to its conflicts-of-laws rules.

5.10	Severability:

If any of the provisions of this Agreement shall contravene the laws of Japan, Austria and/or Federal Republic of Germany, it is agreed that the invalidity or illegality of such provision shall not invalidate the whole of this Agreement, but this Agreement shall be construed as if it did not contain the provision(s) claimed or held to be invalid or illegal in the particular jurisdiction concerned insofar as such construction does not affect the substance of this Agreement, and the rights and obligations of the parties hereto shall be construed and enforced accordingly. In the event, however, that such claimed invalidity or illegality shall substantially and adversely affect the interest of either party hereto, the parties hereto shall negotiate a mutually acceptable provision(s) not conflicting with such laws, and if the parties hereto cannot agree upon a substitute provision(s) within a reasonable period, MACO or EPCOS may terminate this Agreement forthwith.

5.11	Arbitration:

Any and all disputes, controversies, differences or claims which may arise between parties hereto out of or in relation to the interpretation or the performance of this Agreement shall be settled between the parties hereto by their amicable endeavors. However, if in spite of such amicable endeavors of the parties hereto, no such solution can be reached within ninety (90) days after occurrence of such problem, the case shall be referred to and settled finally and conclusively by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators in accordance with the said Rules. Each party shall nominate one arbitrator for confirmation by the competent authority under the applicable Rules (“Appointing Authority”). Both arbitrators shall choose the third arbitrator within thirty (30) days. Should the two arbitrators fail within the above time period to choose the third arbitrator, he or she shall be appointed by the Appointing Authority. The arbitration shall take place in: (1) Vienna, Austria, if MACO initiates such arbitration; or (ii) Tokyo, Japan, if EPCOS initiates such arbitration. The arbitration proceeding shall be conducted in the English language. Judgment upon the award rendered may be entered in any Court having jurisdiction for a judicial acceptance of the award and an order of enforcement, as the case may be.

ARTICLE 6

TERM & TERMINATION

6.1	This Agreement shall become effective as of the date first above written, and shall terminate thirty (30) days after MACO’s receipt of the last installment as provided in Section 4.1 (3) of this Agreement; provided, however, that provisions of Articles 3, 4, 5 and 6 shall survive any expiration or termination hereof.

6.2	This Agreement shall, at either party’s Option, terminate upon the occurrence of any one or more of the following events and without any prejudice to any other rights which such party might have under this Agreement:

(a)	in the event that any application for bankruptcy, receivership, liquidation or other similar proceeding against the other party is made by the other party or any third party;

(b)	in the event that assets of the other party are seized or attached, in conjunction with any action against the other party by any third party;

(c)	in the event that the other party is dissolved, or that a sale of all of the assets of the other party is made;

(d)	in the event that the other party breaches any provision of Section 5.1;

(e)	in the event the other party shall have been in a breach and/or default (including, but not limited to, a default in making payment of any portion of remuneration provided in Article 4 hereof), and that such breach and/or default shall not have been corrected within ninety (90) days after receipt of written notice specifying the nature of such breach and/or default, provided that no failure or delay on the part of any party to exercise its rights of termination of this Agreement for any one or more of breaches and/or defaults shall be construed to prejudice its rights of termination for any other or subsequent breaches and/or defaults.

6.3	Expiration or termination of this Agreement for any reason whatsoever shall not affect the rights of the parties hereto which shall have been accrued hereunder.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement in triplicate as of the date first above written, one of which shall be retained by each of the parties respectively.

Matsushita Electronic Components Co., Ltd.

/s/ Kazuo Tazuke

Kazuo Tazuke

Director

Ceramic Business Unit

LCR Device Company

Witness

/s/ Yamato Takada

Yamato Takada

EPCOS OHG

/s/ Josef Unterlass

Josef Unterlass

President

/s/ H. Klink

H. Klink

Vice President

Witness

/s/ M. Hirschler

M. Hirschler

Vice President

Exhibit 1a.    PRODUCTS

For reference only

Applicable MACO’s products

Size	Rating Voltage	Max. Capacitance
*******	*******	*******
*******	*******	*******
*******	*******	*******

Thickness of Dielectric Materials: ******* or more (after sintering). However, EPCOS may study a feasibility of making it thinner.

*	Confidential treatment requested, filed separately with the Securities and Exchange Commission.

Exhibit 1b     Processes

	Manufacturing processes		Scope of The Processes

Powder Process	*	**************	NO
	*	**************	NO
	*	**************	NO
	*	**************	NO
	*	**************	NO
	*	**************	NO
	*	**************	NO

Slurry – Sheet Casting	*	**************	YES
	*	**************	YES
	*	**************	NO

Printing & Stacking	*	**************	YES
	*	**************	YES
	*	**************	NO
	*	**************	YES
	*	**************	YES
	*	**************	YES

	*	**************	NO

	*	**************	NO

Outer Electroding	*	**************	YES
	*	**************	NO
	*	**************	NO

	*	**************	NO

	*	**************	NO

*	Confidential treatment requested, filed separately with the Securities and Exchange Commission.

Exhibit 2

List of The Technical Information

(1)	Technical Documents

i)	Manufacturing of Slurry
1.	Slurry Composition, Slurry Mixing, Filtering
2.	Manufacturing Specification
2-1.	Weighing
2-2.	Mixing
2-3.	Filtering

ii)	Inner Electrode Printing, Stacking
1.	The characteristic of Printing and Stacking Method
2.	Manufacturing of Inner Electrode Paste
2-1.	Paste: *******
2-2.	Material Specification for: *******
2-3.	Manufacturing Specification for *******
3.	Inner Electrode Printing
3-1.	Manufacturing Specification for Inner Electrode Printing
4.	Stacking
4-1.	Manufacturing Specification for Stacking

iii)	Pressing
-	Manufacturing Specification for Pressing

iv)	Cutting
-	Manufacturing Specification for Cutting

v)	Outer Electrode Paste
-	Cu Paste: *******
-	Material Specification for *******

*	Confidential treatment requested, filed separately with the Securities and Exchange Commission.

Exhibit 3

Submission schedule of the Technical Information

1)	Within 10 business days after the date of this Agreement

Documents for Outer Electrode.

2)	Within 10 business days after the first installment payment of the remuneration (as provided in Section 4.1):

All Technical Information other than 1) above.